Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132606

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.150% Senior Notes Due 2012	$1,500,000,000	100%	$58,950

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 21, 2006)

$1,500,000,000

State Street Corporation

2.150% Senior Notes due 2012

Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program

The senior notes in the initial aggregate principal amount of $1,500,000,000 will mature on April 30, 2012, and bear interest at 2.150% per annum. Interest on the senior notes is payable semi-annually in arrears on April 30 and October 30 of each year, commencing April 30, 2009.

If State Street Corporation becomes obligated to pay additional amounts to non-U.S. investors due to changes in U.S. withholding tax requirements, State Street Corporation may redeem the senior notes before their stated maturity at a price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date. There is no sinking fund for the senior notes. The senior notes will rank equally with all other existing and future senior unsecured indebtedness of State Street Corporation.

The debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

The FDIC guarantee has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption provided in Section 3(a)(2) of the Securities Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price(1)	99.856%	$1,497,840,000
Underwriting discount	0.30%	$4,500,000
Proceeds, before expenses, to State Street Corporation(1)	99.556%	$1,493,340,000

(1)	Plus accrued interest, if any, from March 6, 2009, if settlement occurs after that date.

The senior notes will not be listed on any securities exchange. Currently, there is no public trading market for the senior notes. The underwriters expect to deliver the senior notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including the Euroclear System and Clearstream Banking S.A., on or about March 6, 2009.

Joint Book-Running Managers

Banc of America Securities LLC		Goldman, Sachs & Co.

Co-Managers
Credit Suisse	Morgan Stanley	UBS Investment Bank

The date of this prospectus supplement is March 3, 2009.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” on page S-26.

In this prospectus supplement, “State Street”, “we”, “our”, “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of the United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward looking statements. Forward looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward looking terminology as “expect”, “look”, “believe”, “anticipate”, “estimate”, “seek”, “may”, “will”, “trend”, “target”, and “goal” or similar statements or variations of such terms. Forward looking statements may include, among other things, statements about our confidence in our strategies and our expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. We provide greater detail regarding some of these factors in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission, or SEC, and available on the SEC’s website at www.sec.gov, including in the “Risk Factors” section of such Annual Report.

Our forward looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus supplement and the accompanying prospectus or in our other filings with the SEC. Factors that could cause changes in the expectations or assumptions on which forward looking statements are based include, but are not limited to:

•

global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the United States and internationally;

•	the financial strength of the counterparties with which we or our clients do business and with which we have investment or financial exposure;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;

•

the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•	the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;

•

the possibility that changes to accounting rules or in market conditions or asset performance (including the financial condition of any guarantor of any assets) may require any off-balance sheet activities, including the unconsolidated asset-backed commercial paper conduits we administer, to be consolidated into our financial statements, requiring the recognition of associated losses;

•	the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•

potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the United States and internationally;

•	our ability to measure the fair value of securities in our investment securities portfolio and in the unconsolidated asset-backed commercial paper conduits we administer;

•

the results of litigation and similar disputes and, in particular, the effect of current or potential litigation concerning State Street Global Advisors’ active fixed-income strategies, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings;

•	adverse publicity or other reputational harm;

•	our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;

•	our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•

our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;

•	our ability to obtain quality and timely services from third parties with which we contract;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this prospectus supplement, the accompanying prospectus or in our other SEC filings. Forward looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the date of this prospectus supplement. We undertake no obligation to revise the forward looking statements contained in this prospectus supplement to reflect events after its date. The factors discussed above and below are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings described under the Section entitled “Where You Can Find More Information” on page S-26, all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference.

State Street Corporation

State Street Corporation is a financial holding company organized under the laws of The Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

We were organized in 1969 and conduct our business primarily through our principal bank subsidiary, State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

With $12.04 trillion of assets under custody and $1.44 trillion of assets under management at December 31, 2008, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Including the United States, we operate in 27 countries and more than 100 geographic markets worldwide.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

The Offering

Securities Offered	2.150% senior notes due 2012

Issuer	State Street Corporation

FDIC Temporary Liquidity Guarantee Program	The Federal Deposit Insurance Corporation (the “FDIC”) is guaranteeing the senior notes (the “FDIC guarantee”) under the Temporary Liquidity Guarantee Program (the “TLG Program”). The senior notes are backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

The FDIC guarantee has not been registered under the Securities Act of 1933 in reliance upon an exemption provided in Section 3(a)(2) of the Securities Act. In addition, the FDIC guarantee is not entitled to the protections of the Trust Indenture Act of 1939.

Initial Aggregate Principal Amount	$1,500,000,000

Maturity Date	April 30, 2012

Issue Date	March 6, 2009

Interest Rate	2.150% annually

Interest Payment Dates	Each April 30 and October 30, commencing April 30, 2009

Record Dates	Each April 15 and October 15 preceding the respective interest payment dates

Sinking Fund	None

Payment of Additional Amounts	We intend to make all payments on the senior notes without deducting U.S. withholding taxes. If we are required by law to do so on payments to non-U.S. investors, however, we will pay additional amounts on those payments to the extent described under “Description of the Notes—Payment of Additional Amounts”. Our obligation to pay additional amounts is not guaranteed by the FDIC.

Tax Redemptions	We have the option to redeem the senior notes before they mature if we become obligated to pay additional amounts because of changes in the laws or regulations of any U.S. taxing authority as described under “Description of the Notes—When We Can Redeem the Senior Notes”.

Form	Fully-registered global notes in book-entry form

Minimum Denominations	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP Number	85748KAA1

ISIN	US85748KAA16

Trustee	U.S. Bank, National Association

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $1,493,340,000 (after deducting the underwriting discount, but before deducting other expenses of the offering). We and our subsidiaries expect to use the net proceeds for general corporate purposes. We will not use the net proceeds to repay debt that is not guaranteed by the FDIC.

RISK FACTORS

Risk Factors Relating to the FDIC Guarantee

Acceleration of the senior notes will not be available if the FDIC makes payments in accordance with the TLG Program. Upon an event of default, neither the trustee nor the holders of the senior notes will be entitled to accelerate the maturity of the senior notes, as long as the FDIC makes payments in accordance with the TLG Program on the senior notes. If the FDIC continues to make payments in accordance with the TLG Program then, regardless of any event of default (including a default relating to bankruptcy, insolvency or reorganization), neither the trustee nor the holders of the senior notes will be entitled to accelerate the maturity of the senior notes.

Guarantee payments by the FDIC may be delayed. There is no designated period within which the FDIC is required to make the FDIC guarantee payments after it receives a written demand with a conforming proof of claim from the trustee and verifies the same. Therefore, if the FDIC does not promptly make the FDIC guarantee payments after it receives a written demand, the FDIC guarantee payments on the senior notes could be delayed from the date the payment is due under the terms of the senior notes. The FDIC will not pay any additional interest or penalty amounts in respect of any event of default or resulting delay in payment that may occur.

You may lose the right to payment under the FDIC guarantee if the trustee fails to follow the FDIC claims process. In order to recover payment under the FDIC guarantee in the event that we have failed to pay the senior notes, the trustee must make a written demand, with the required proof of claim, to the FDIC within 60 days of the occurrence of our failure to pay. If the trustee fails to follow the FDIC claims process pursuant to the TLG Program, holders may be deprived of all rights and remedies with respect to the FDIC guarantee claim.

The determination of the FDIC on any matter relating to the FDIC claims process will be final and binding on holders of the senior notes and us, subject to judicial review. The determination by the FDIC on any matter relating to the FDIC claims process will be a final administrative determination, which will be final and binding on all concerned, including the holders of the senior notes. Holders of the senior notes will have the right to challenge the FDIC’s determination only by commencing an action in the U.S. District Court for the District of Columbia or New York within 60 days after the FDIC makes its determination.

The TLG Program is new and subject to change. The TLG Program is new and no claims have been made or paid under it as of the date of this prospectus supplement. The TLG Program is governed by 12 C.F.R. Part 370 (the “Final Rule”), which was adopted by the FDIC on November 21, 2008. The Final Rule may be amended and is subject to evolving interpretation by the FDIC after the date of this prospectus supplement. Thus, the ability to obtain payment on the senior notes under the FDIC guarantee is subject to rules, procedures and practices of the FDIC that could be changed at any time and from time to time in the future. The summary of the FDIC guarantee and the risks of investing in reliance on that guarantee, as set forth in this prospectus supplement, are based solely on the Final Rule adopted by the FDIC as of the date of this prospectus supplement.

USE OF PROCEEDS

We expect to receive net proceeds (after deducting the underwriting discount, but before deducting other expenses of the offering) of approximately $1,493,340,000. We and our subsidiaries will apply the net proceeds from the sale of the senior notes for general corporate purposes. We will not use the net proceeds to repay debt that is not guaranteed by the FDIC.

DESCRIPTION OF THE NOTES

The senior notes offered by this prospectus supplement will be issued by State Street Corporation under an indenture dated as of August 2, 1993 between State Street Corporation and U.S. Bank, National Association, as successor senior trustee, as supplemented by a First Supplemental Indenture (the “Supplemental Indenture”) to be dated on or prior to the issue date of the senior notes (collectively, the “Indenture”). References to the Indenture in this section will mean the Indenture as so supplemented. The accompanying prospectus provides a more complete description of the Indenture. The senior notes will be senior debt securities, as such term is understood in the accompanying prospectus. The following description of the particular terms of the senior notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities in the accompanying prospectus, to which description we refer you.

General

The senior notes issued in this offering initially will be limited to $1,500,000,000 aggregate principal amount. The senior notes will mature on April 30, 2012.

If we become obligated to pay additional amounts to non-U.S. investors due to changes in U.S. withholding tax requirements, we may redeem the senior notes before their stated maturity at a price equal to 100% of the principal amount redeemed plus accrued interest to the redemption date. There is no sinking fund for the senior notes. The senior notes are not convertible into, or exchangeable for, equity securities of State Street. The senior notes will rank equally with all of State Street’s other senior unsecured indebtedness.

Interest

The senior notes will bear interest at a rate of 2.150% per annum. Interest on the senior notes will accrue from and including March 6, 2009, and will be payable semi-annually in arrears on April 30 and October 30 of each year, commencing April 30, 2009, each an “interest payment date”, and on the maturity date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date or the maturity date for the senior notes falls on a day that is not a business day, we will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the senior notes will not be entitled to any further interest or other payments with respect to such postponements.

When we use the term “business day”, we mean any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York and The City of Boston are authorized or required by law or executive order to remain closed. The interest payable on the senior notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the senior notes are registered at the close of business on April 15 and October 15, whether or not a business day, next preceding the applicable interest payment date. However, interest that we pay on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, in the event the senior notes are not represented by Global Notes (as defined below), at the office or agency of State Street maintained for such purpose in The City of Boston.

Defaults

The events of default applicable to the senior notes will be defined as any one of the following events:

(1)	failure (a) by us to pay interest on the senior notes for 30 days after the payment is due and (b) by the FDIC in the payment of interest on any senior notes in accordance with the TLG Program (12 C.F.R. Part 370) described below;

(2)	failure (a) by us to pay the principal of, or premium, if any, on the senior notes when due and (b) by the FDIC in the payment of principal of, or premium, if any, on, any senior notes in accordance with the TLG Program (12 C.F.R. Part 370) described below;

(3)	failure by us to perform any obligation contained in the Indenture for the benefit of the senior notes, which continues for 90 days after written notice; or

(4)	the occurrence of specified events in bankruptcy, insolvency or reorganization.

If any event of default specified in clause (1) or (2) above with respect to the senior notes occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior notes may declare the principal amount of, premium, if any, and accrued interest on the senior notes to be due and payable immediately. In case of any other event of default, there is no right to declare the principal amount of, premium, if any, or accrued interest on the senior notes immediately due and payable. As a result, the remedies available to the holders of senior notes and the trustee under the Indenture upon the occurrence of an event of default are substantially limited.

The provisions set forth in this “—Defaults” section supersede the provisions set forth in the accompanying prospectus. In particular, the event of default set forth in the fifth bullet point of the first paragraph under “Description of Debt Securities—Events of Default” in the accompanying prospectus, pursuant to which the acceleration of certain other indebtedness by us or of State Street Bank will result in an event of default, will not apply to the senior notes.

Each series of senior debt securities created pursuant to the Indenture prior to the date hereof, none of which is subject to an FDIC guarantee, permits either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series to declare the principal amount of and accrued interest on all senior debt securities of that series to be due and payable immediately upon the occurrence of events of default as defined in the Indenture. As a result of the limited acceleration events described above, the senior notes offered by us pursuant to this prospectus supplement will not have the benefit of the acceleration rights applicable to our other senior debt securities issued prior to the date hereof, so long as the FDIC makes payments on the guarantee in accordance with the TLG Program.

Further Issuances

Subject to the limits of the TLG Program, we may from time to time, without the consent of the holders of the senior notes, create and issue further senior notes having the same terms and conditions as the senior notes equal in rank to the senior notes offered by this prospectus supplement in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the further senior notes or except in some cases for the first payment of interest following the issue date of the further senior notes). These further senior notes may be consolidated and form a single series with the senior notes and will have the same terms as to status or otherwise as the senior notes.

Modification and Waiver

The Indenture may, with certain exceptions as provided therein, be modified and amended by us and the trustee with the consent of holders of at least a majority in aggregate principal amount of the senior notes outstanding. In addition, the holders of at least a majority in aggregate principal amount of the senior notes outstanding may waive past defaults and certain covenants under the Indenture. Notwithstanding anything to the contrary contained herein, in certain instances as described under “FDIC Guarantee Under The Temporary Liquidity Guarantee Program—General”, we may not, without the express written consent of the FDIC, amend, modify, supplement or waive certain provisions of the senior notes and the Indenture.

The provisions set forth in this “—Modification and Waiver” section supersede the provisions set forth in the accompanying prospectus to the extent they conflict with the information herein.

Delivery and Form

The senior notes will be represented by one or more permanent global certificates (each a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The senior notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated senior notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a senior note shall be entitled to receive a definitive certificate representing senior notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the senior notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Clearance and Settlement Procedures

Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Trustee

U.S. Bank, National Association will act as trustee for the senior notes, which will be issued under the Indenture. The Indenture is described in the accompanying prospectus. You should read the accompanying prospectus for a general discussion of the terms and provisions of the Indenture.

Payment of Additional Amounts

We intend to make all payments on the senior notes without deducting U.S. withholding taxes. If we are required by law to do so on payments to non-U.S. investors, however, we will pay additional amounts on those payments to the extent described in this subsection.

We will pay additional amounts on a senior note only if the beneficial owner of the senior note is a United States alien. The term “United States alien” means any person who, for U.S. federal income tax purposes is:

•	a non-resident alien individual;

•	a foreign corporation (or entity treated as a corporation);

•

a foreign partnership, one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation (or entity treated as a corporation), a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust; or

•	a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a senior note.

If the beneficial owner of a senior note is a United States alien, we will pay additional amounts that may be necessary so that every net payment of interest or principal on that senior note will not be less than the amount provided for in that senior note. By net payment, we mean the amount we or our paying agent pays after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a U.S. taxing authority.

Our obligation to pay additional amounts is subject to several important exceptions, however. We will not pay additional amounts for or on account of any of the following:

•

any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the beneficial owner—or between a fiduciary, settlor, beneficiary or member of the beneficial owner, if the beneficial owner is an estate, trust or partnership—and the United States (other than the mere receipt of a payment or the ownership or holding of a senior note), including because the beneficial owner—or the fiduciary, settlor, beneficiary or member—at any time, for U.S. federal income tax purposes:

•	is or was a citizen or resident or is or was treated as a resident of the United States;

•	is or was present in the United States;

•	is or was engaged in a trade or business in the United States;

•	has or had a permanent establishment in the United States;

•	is or was a personal holding company, a passive foreign investment company or a controlled foreign corporation;

•	is or was a corporation that accumulates earnings to avoid U.S. federal income tax; or

•	is or was a “ten-percent shareholder” of State Street as defined below in “Certain U.S. Federal Tax Considerations—Consequences to Non-U.S. Holders—Payments of Interest”;

•

any tax, assessment or other governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or any similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed solely because the beneficial holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or any beneficial owner of the senior note, if compliance is required by statute or by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on the senior notes;

•	any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular paying agent and would not be imposed if made by another paying agent;

•

any tax, assessment or other governmental charge imposed on a holder who would be able to avoid withholding or deduction by presenting the senior note to another paying agent in a Member State of the European Union;

•

any tax, assessment or other governmental charge imposed solely because the holder (1) is a bank purchasing the senior note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the senior note for investment purposes only nor (B) buying the senior note for resale to a third party that either is not a bank or holding the senior note for investment purposes only;

•

any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the Economic and Financial Affairs Council meeting of November 26 and 27, 2000 on Taxation of savings income; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay additional amounts with respect to any payment of principal or interest to any United States alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of the payment, to the extent that we would not have to pay additional amounts to any beneficiary or settlor of the fiduciary or any member of the partnership, or to any beneficial owner of the payment, if that person or entity were treated as the beneficial owner of the senior note for these purposes.

When we refer to a “U.S. taxing authority” in this subsection and “—When We Can Redeem the Senior Notes” below, we mean the United States of America or any state, other jurisdiction or taxing authority in the United States. When we refer to the “United States”, we mean the United States of America, including the states and the District of Columbia, together with the territories, possessions and all those areas subject to the jurisdiction of the United States of America.

When we refer to any payment of interest or principal on a senior note, this includes any additional amount that may be payable as described above in respect of that payment. The obligation of State Street to pay additional amounts is not guaranteed by the FDIC.

When We Can Redeem the Senior Notes

We will not be permitted to redeem the senior notes before their stated maturity, except as described below. The senior notes will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior note. In addition, you will not be entitled to require us to buy your senior note from you before its stated maturity.

We will be entitled, at our option, to redeem the outstanding senior notes in whole and not in part if at any time we become obligated to pay additional amounts, described above in “—Payment of Additional Amounts”, on any senior notes on the next interest payment day, but only if our obligation results from a change in the laws or regulations of any U.S. taxing authority, or from a change in any official interpretation or application of those laws or regulations that becomes effective or is announced on or after March 6, 2009.

If we redeem the senior notes, we will do so at a redemption price equal to 100% of the principal amount of the senior notes redeemed, plus accrued and unpaid interest to the redemption date.

If we become entitled to redeem the senior notes, we may do so at any time on a redemption date of our choice. However, we must give the holders of the senior notes being redeemed notice of redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days prior to the next interest payment date. In addition, our obligation to pay additional amounts must remain in effect when we give the notice of redemption. We will give the notice in the manner described in the Indenture.

We or our affiliates may purchase senior notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Senior notes that we or our affiliates purchase may, at our or their discretion, be held, resold or cancelled.

FDIC GUARANTEE UNDER THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM

General

The senior notes are senior unsecured debt obligations of State Street Corporation, and the obligations thereunder are guaranteed by the FDIC under the TLG Program. The details of the FDIC guarantee are provided in the Final Rule and at the FDIC’s website at www.fdic.gov/tlgp. The FDIC’s website is not incorporated by reference herein. The FDIC has concluded that the FDIC guarantee is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act. However, the FDIC guarantee is subject to certain limitations that you should consider. Before investing in the senior notes, you should read this section carefully, as well as the information under “Risk Factors—Risk Factors Relating to the FDIC Guarantee.”

State Street Corporation is eligible to participate in the TLG Program. As described below under “—Claims under the TLG Program”, under the FDIC guarantee, our uncured failure to make a timely payment of any principal or interest under the senior notes obligates the FDIC to make such payment following the trustee’s notification to the FDIC of the uncured payment failure. The FDIC, however, is not obligated to make payments of additional amounts as described above in “—Payment of Additional Amounts.”

On or prior to the issue date of the senior notes, we will enter into the Supplemental Indenture pursuant to which the senior notes will be issued and which will include the provisions set forth in the Final Rule that are required to be included in the governing documents of any securities, such as the senior notes, that are guaranteed by the FDIC. In addition, the Final Rule requires entities participating in the TLG Program to execute and file with the FDIC a Master Agreement. Among the terms of the Master Agreement, we have agreed to pay the FDIC any amounts it pays to the holders of the senior notes under the FDIC guarantee of the senior notes. In addition, we have agreed not to amend or waive any provision of the senior notes required by the Master Agreement with regard to principal, interest, payment, default or ranking without the express written consent of the FDIC.

Please note that the TLG Program is new and the rules, procedures and practices of the FDIC governing the operation of the TLG Program, including the FDIC guarantee of the senior notes, may be amended and are subject to evolving interpretation by the FDIC. The following summary is based on the Final Rule adopted by the FDIC on November 21, 2008.

Claims Under the TLG Program

The FDIC’s payment obligation under the TLG Program will be triggered by our uncured failure to make a timely payment of principal or interest on the senior notes, referred to as a “payment default.” The trustee is obligated to give notice to the FDIC if we are in default of any payment under the senior notes (without regard to any cure period) within one business day of such payment default. The trustee, as duly authorized representative of the holders of the senior notes, will be required, under the terms of the Indenture, to make a demand for payment on the guaranteed amount on behalf of all holders of the senior notes (i) in the case of any payment default prior to maturity or redemption of the senior notes, within one business day following the date that the applicable cure period ends and (ii) in the case of any payment due on the maturity date or the redemption date for the senior notes, within one business day following such maturity date or redemption date. If the trustee fails to make demand for payment within 60 days of the occurrence of a payment default, the holders of the senior notes will be deprived of all further rights and remedies with regard to the guarantee claim. Under the terms of the TLG Program and the Indenture, the demand for payment must be accompanied by a proof of claim, with accompanying evidence, in form and content satisfactory to the FDIC of the trustee’s capacity to act as representative, the trustee’s exclusive authority to act as representative, the occurrence of a payment default and the authority to make an assignment of each noteholder’s rights, title and interest in the senior notes and to effect the transfer to the FDIC of each noteholder’s claim in an insolvency proceeding. To receive payment under the TLG Program, the trustee, on behalf of the holders of the senior notes, will be required to assign all of the holders’ rights, titles and interest in the senior notes to the FDIC and to transfer to the FDIC the holders’ claim in any insolvency proceeding. If the FDIC makes payment under the FDIC guarantee on the senior notes upon our failure to pay, the FDIC will be subrogated to the claims of the holders against us to the extent of such payment. If a holder of senior notes receives any distribution from us prior to the FDIC’s payment under the guarantee, the guaranteed amount paid by the FDIC will be reduced by the amount the holder has received in the distribution from us. Upon receipt of a timely filed conforming proof of claim, the FDIC will make payment of the guaranteed amount.

Under the terms of the TLG Program, if a demand for payment under the FDIC guarantee is not made within 60 days of the occurrence of a payment default, the FDIC will be under no obligation to make the payments on the senior notes under the FDIC guarantee. The TLG Program does not specify a deadline by which the FDIC must make payment following receipt of a proper demand from the trustee. The FDIC will not pay any additional interest or penalty amounts in respect of any event of default or resulting delay in payment that may occur.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of the senior notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income and estate tax consequences different from those discussed below. Except where noted, this summary deals only with senior notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases senior notes on original issuance at the initial offering price at which a substantial amount of the senior notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income and estate taxes related to the purchase, ownership and disposition of the senior notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding senior notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of senior notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. federal estate or gift taxes, if any, except as set forth below with respect to non-U.S. holders.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors.

This summary of material U.S. federal income and estate tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. If you are considering the purchase of senior notes, you should consult your tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of senior notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of senior notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

It is anticipated, and this discussion assumes, that the issue price of the senior notes will be equal to the stated principal amount or if the stated principal amount is less than the issue price, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations). In such case (subject to the discussion below under “Additional Payments”), interest on a senior note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. If, however, the issue price of the senior notes is less than the stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable U.S. Treasury Regulations), a U.S. holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the senior notes. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” According to those regulations, the possibility that additional payments will be made will not cause the senior notes to be contingent payment debt instruments if, as of the date the senior notes are issued, there is only a remote chance that such payments will be made, the amount of such payments is incidental, or certain other exceptions apply.

We have determined (and this discussion assumes) that the senior notes are not contingent payment debt instruments and our determination that the senior notes are not contingent payment debt instruments is binding on a U.S. holder unless such U.S. holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the senior notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the senior notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, to (i) accrue interest income at a rate that may be higher than the stated interest rate on the senior notes regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a senior note.

Sale, Redemption or Other Taxable Disposition of Senior Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a senior note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the senior note. A U.S. holder’s tax basis in a senior note will generally be equal to the amount that such U.S. holder paid for the senior note. Any gain or loss recognized on a taxable disposition of the senior note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the senior note, a U.S. holder is treated as holding the senior note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. A U.S. holder’s ability to deduct capital losses may be limited.

Assumption of our Obligations under the Senior Notes

Under certain circumstances described under the heading “Description of Debt Securities – Consolidation, Merger and Sale of Assets,” our obligations under the senior notes and the indenture may be assumed by another person. An assumption by another person of our obligations under the senior notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange by a holder of the senior notes for new notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holder. In certain circumstances, such an assumption might not be deemed an exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the senior notes and to the proceeds of a sale of a senior note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest (including interest paid by the FDIC under the Temporary Liquidity Guarantee Program) on the senior notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business and backup withholding, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code (a “ten-percent shareholder”);

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a senior note is described in Section 881(c)(3)(A) of the Code; and

•

(a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (b) the non-U.S. holder holds the senior notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the senior notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the senior notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption, or Other Taxable Dispositions of Senior Notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a senior note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the senior notes at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders – Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a senior note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

U.S. Federal Estate Taxes

A senior note beneficially owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•

the individual does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code; and

•

interest payments with respect to such senior note, if received at the time of the individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated March 3, 2009, we have agreed to sell to the underwriters named below the following respective principal amounts of the senior notes:

Underwriters	Principal Amount of Senior Notes
Banc of America Securities LLC	$487,500,000
Goldman, Sachs & Co.	$487,500,000
Credit Suisse Securities (USA) LLC	$150,000,000
Morgan Stanley & Co. Incorporated	$150,000,000
UBS Securities LLC	$150,000,000
Muriel Siebert & Co., Inc.	$37,500,000
The Williams Capital Group, L.P.	$37,500,000

Total	$1,500,000,000

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all the senior notes in the offering if they purchase any senior notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the senior notes initially at the public offering price on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession of up to 0.2% of the principal amount per senior note. Any underwriter may allow, and any such dealer may reallow, a concession of up to 0.1% of the principal amount per senior note to certain other dealers. After the initial public offering of the senior notes, the underwriters may change the public offering price and concession and discount to dealers.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Senior Note	Total
Underwriting discounts	0.30%	$4,500,000
Expenses payable by us	—	$400,000

The senior notes are a new issue of securities with no established trading market. In addition, we have not applied and do not intend to list the senior notes on any securities exchange or to have the senior notes quoted on a quotation system. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance may be given as to how liquid the trading market for the notes will be.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for State Street, for which they received or will receive customary fees and expenses.

In connection with the offering of the senior notes, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by the underwriters of senior notes in excess of the number of senior notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the senior notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the senior notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our senior notes or preventing or retarding a decline in the market price of the senior notes. As a result, the price of our senior notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The senior notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

The underwriters will not place the notes with any affiliates, institution-affiliated parties, insiders or insiders of affiliates of ours, as prohibited by Section 370.3(e)(5) of the Final Rule.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

a. you confirm and warrant that you are either:

i. a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia (“Corporations Act”);

ii. a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

iii. a person associated with the company under section 708(12) of the Corporations Act; or

iv. a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and, to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance.

b. you warrant and agree that you will not offer any of the senior notes issued to you pursuant to this document for resale in Australia within 12 months of those senior notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (“the Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another

Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong

The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our senior notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our senior notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The senior notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The senior notes have not been registered with the Financial Supervisory Commission of Korea for public offering in Korea. Furthermore, the senior notes may not be re-sold to Korean residents unless the purchaser of the senior notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the senior notes.

Malaysia

The offer of securities in Malaysia constitutes or relates to an “excluded offer,” “excluded invitation” or “excluded issue” pursuant to Section 229 and Section 230 of the Capital Markets and Services Act 2007 and as a consequence: (i) no prospectus is required to be registered with the Securities Commission of Malaysia; (ii) any document(s) which purport to describe the business and affairs of State Street Corporation (the issuer) in respect of the offer or issue of securities will constitute an information memorandum; and (iii) a copy of the information memorandum is required to be deposited by State Street Corporation with the Securities Commission of Malaysia within seven days after it is first issued in Malaysia.

The distribution in Malaysia of this prospectus (“Documents”), constituting the information memorandum, is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of the Documents. The Documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the Securities Commission or registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.

Mexico

The senior notes have not been registered under the Mexican Securities Market Law or recorded in the Mexican National Securities Registry. No action may be taken in Mexico that would render any offering of the senior notes a public offering or a private offering in Mexico, as regulated under the Mexican Securities Market Law. No Mexican regulatory authority has approved or disapproved of the senior notes or passed on our solvency. In addition, any resale of the senior notes must be made in a manner that will not constitute a public offering or a private offering in Mexico.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the People’s Republic of China, or PRC. None of the securities have been offered or sold, and will not be offered or sold, directly or indirectly, to any person for re-offering or resale to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Hong Kong, Macau and Taiwan.

Singapore

This prospectus supplement, the accompanying prospectus or any other offering material relating to our senior notes has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and our senior notes will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, our senior notes may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other offering material relating to our senior notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The senior notes may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the senior notes may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the senior notes in Switzerland.

United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the senior notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of senior notes are made. Any resale of the senior notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the senior notes.

Representations of Purchasers

•	By purchasing senior notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the common stock to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the common stock, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the common stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the common stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

VALIDITY OF SECURITIES

Certain legal matters in connection with the offering of our senior notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP and for the underwriters by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Because our common stock is listed on the New York Stock Exchange, you may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

•	Current Reports on Form 8-K filed on January 16, 2009 and January 20, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Warrants

State Street Capital Trust III

State Street Capital Trust IV

Capital Securities Fully and Unconditionally

Guaranteed by State Street Corporation

State Street Corporation may offer and sell Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants. The Debt Securities and shares of our Preferred Stock may be convertible into or exchangeable for shares of our Common Stock or other securities.

The trusts are Delaware statutory trusts. Each trust may from time to time:

•	sell capital securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

State Street Corporation will fully and unconditionally guarantee the payment by the trusts of the capital securities based on obligations discussed in this prospectus. This is called the capital securities guarantee.

The common stock of State Street Corporation is listed on the New York Stock Exchange, the Boston Stock Exchange and the Archipelago Stock Exchange under the symbol “STT.”

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

You should fully consider the risk factors beginning on page 3 in this prospectus and in the accompanying prospectus supplement, if any, prior to investing in the offered securities.

A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND

THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities; and

•	the accompanying prospectus supplement, which describes the terms of the securities.

If the terms of your securities vary between the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

•	the prospectus supplement; and

•	this prospectus.

We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in this prospectus and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, capital securities and related guarantees. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “State Street,” “we,” “us,” “our” or similar references mean State Street Corporation and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC Filings	Period
Annual Report on Form 10 K	Year Ended December 31, 2005
Current Reports on Form 8 K	Filed January 18, 2006 Filed February 7, 2006 Filed March 7, 2006
Registration Statement on Form 8 A (relating to Common Stock)	Filed on January 18, 1995 and March 7, 1995
Registration Statement on Form 8 A (relating to preferred stock purchase rights)	Filed on January 18, 1995 and March 7, 1995, and as amended on July 7, 1998

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

State Street Corporation

Investor Relations

One Lincoln Street

Boston, Massachusetts 02111

(617) 664-3477

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

F ORWARD LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains statements that are considered “forward looking statements” within the meaning of U.S. federal securities laws. In addition, we may make other written or oral communications from time to time that contain forward looking statements. Forward looking statements, including statements as to industry trends, future expectations of State Street and other matters that do not relate strictly to historical facts, are based on certain assumptions by management, and are often identified by such forward looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “trend” and “goal,” or similar statements or variations of such terms. Forward looking statements may include statements about our confidence and strategies and our expectations about revenue and market growth, acquisitions and divestitures, new technologies, services and opportunities, and earnings. Forward looking statements are based on information we have when those statements are made or on management’s belief as of that time with respect to future events, and are subject to various risks and uncertainties, which change over time, and could cause actual results to differ materially from those contemplated by the forward looking statements. Such forward looking statements speak only as of the date they are made.

RISK FACTORS

Before you invest in our securities, you should understand and carefully consider the risks below, as well as all other information contained in this prospectus and in our consolidated financial statements and related notes thereto. You also should consider the risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings with the SEC under the Exchange Act. Any of these risks could materially adversely affect our business, our consolidated financial condition and our consolidated results of operations and cause our future results to differ materially from our historical performance.

If market interest rates rise, our securities finance and net interest revenues can be negatively affected in the short term.

The levels of global market interest rates, the shape of the yield curve, the direction and speed of interest rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest bearing assets and interest bearing liabilities affect our securities finance and net interest revenue. In the short term, our net interest revenue and securities finance revenue benefit from falling interest rates and are negatively affected by rising interest rates because our interest bearing liabilities generally reprice sooner than our interest earning assets. The rate of adjustment to higher or lower rates will depend on the relative duration of assets and liabilities. In general, sustained lower interest rates, a flat yield curve and narrow interest-rate spreads have a constraining effect on net interest revenue and securities finance revenue growth. Market interest rates, which affect the economic value of our demand deposits, also impact the value of certain derivative financial instruments whose changes in value are reflected in trading services and processing fees and other revenue in our consolidated statement of income.

If values in worldwide securities markets decline, our revenue and earnings can be adversely affected.

As asset values in worldwide financial markets increase or decrease, our opportunities to invest and service financial assets change. Because a portion of our fees is based on the value of assets under custody and management, fluctuations in the valuation of worldwide securities markets will affect revenue. We estimate that a 10% increase or decrease in worldwide equity values would result in a corresponding change in our total revenue of approximately 2%. If fixed income security values worldwide were to increase or decrease by 10%, we would anticipate a corresponding change of approximately 1% in our total revenue. Because many of the costs of providing our services are relatively fixed, a decline in revenue could have a disproportionate effect on our earnings.

If foreign exchange rate volatility decreases, our revenue can be adversely affected.

The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, we benefit from currency volatility, and foreign exchange revenue is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could impact our level of revenue, expense and net income and the value of our investments in our non-U.S. operations.

If we do not maintain our capital requirements and our status as a “well-capitalized” financial holding company, there could be an adverse effect on the manner in which we do business and on the confidence of our customers in us.

Under regulatory capital adequacy guidelines, we and our principal banking subsidiary, State Street Bank and Trust Company, or “State Street Bank,” must meet guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items. Failure to meet minimum capital requirements could have a material effect on our financial condition and could subject us to a variety of enforcement actions, as well as certain restrictions on our business. Failure to maintain the status of “well capitalized” under the regulatory framework could affect our status as a financial holding company and eligibility for a streamlined review process for acquisition proposals, and deterioration in the confidence that our customers have in us, which can lead to a decline in the demand for our products and affect the prices that we are able to charge for our services. In addition to being well-capitalized, State Street and State Street Bank are subject to guidelines that involve qualitative judgments by regulators about the entities’ status as well-managed and the entities’ compliance with Community Reinvestment Act obligations.

If there is a decline in individual savings rates, our business can be adversely affected.

We generally benefit when individuals invest their savings in mutual funds, other collective funds and defined contribution plans. Changes in savings rates or investment styles may affect revenue. If there is a decline in the savings rates of individuals, or if there is a change in investment preferences that leads to fewer investments in mutual funds, other collective investment funds, and defined contribution plans, our revenue may be adversely affected.

While increased cross border investing by our customers worldwide benefits our revenue, increased worldwide economic and political instability can adversely affect our business.

Our revenue may increase or decrease depending upon the extent of increases or decreases in cross border investments made by our customers. The terrorist attacks that took place in the United States on September 11, 2001, and subsequent military action and terrorist activities, have caused economic and political uncertainties. These activities and the national and global efforts to combat terrorism, and other military activities and outbreaks of hostilities have affected and may further adversely affect economic growth. Such events could result in decreased cross border investment activities and may have other adverse effects on many companies, including ours, in ways that are not predictable.

If there is a decline in the pace at which customers outsource their middle office or investment management operations, our business can be adversely affected.

In recent years, investment manager and hedge fund manager operations outsourcing have been areas of rapid growth in our business. If the demand for these types of services declines, we could see a slowing in the growth rate of our revenue.

If we do not perform effectively under our outsourcing contracts, we may not generate the operating margins that we expect, or we may lose customers before we earn back our investment in the contracts.

We enter into long-term contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers. Services that we provide include trade order management, trade support and fail management, reconciliations, cash reporting and management, custodian communications for settlements, accounting systems, collateral management and information technology development. These contracts often extend eight to ten years and require considerable up-front investments by us, including technology and conversion costs. Performance risk exists in each contract, since these contracts are dependent upon the successful conversion and implementation of the activities onto our own operating platforms. Our operating margins, and as a result our profitability, are largely a function of our ability to accurately calculate pricing for our services, our ability to control our costs and our ability to maintain the relationship with the customer for an adequate period of time to recover the up-front investment. The long-term nature of these contracts creates a risk that our pricing for the products and services we provide might not be adequate to generate expected operating margins.

If we do not successfully integrate businesses that we acquire, or successfully complete divestitures, we may not realize the expected benefits of the transaction.

Acquisitions of complementary businesses and technologies, development of strategic alliances and divestitures of portions of our business are an active part of our overall business strategy. We have completed several acquisitions, alliances and divestitures in recent years. However, there can be no assurance that services, technologies, key personnel or businesses of acquired companies will be effectively assimilated into our business or service offerings, that alliances will be successful, or that related expectations concerning future revenue growth or cost savings will be achieved. In addition, we may not be able to successfully manage the conversion of divested businesses to the buyer on satisfactory terms, if at all, and divestitures may result in a reduction of total revenue and net income.

If we are subject to changes in tax legislation, the interpretation of existing tax laws worldwide or changes in accounting principles, we may be required to report a material charge to our results of operations.

In the normal course of business, we are subject to challenges from U.S. and non-U.S. tax authorities regarding the amount of taxes due. These challenges may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. In recent years, the U.S. Internal Revenue Service, or “IRS,” has proposed to disallow tax deductions related to cross border leasing transactions, which could have an adverse impact on our results of operations. Additionally, the Financial Accounting Standards Board has been considering making changes to the accounting guidance related to uncertain tax positions and leveraged leases. While such changes may not have an economic impact on our business, these changes could affect the attainment of our current financial goals.

If the pace of pension reform slows, or if pension reform does not occur, our revenue and earnings can be adversely affected.

We expect our business to benefit from worldwide pension reform that creates additional pools of assets that use custody and related services, and investment management services. The pace of pension reform and resulting programs, including public and private pension schemes, may affect the pace of our revenue growth.

If we do not maintain compliance with governmental regulation, we can be subject to fines, penalties or restrictions of business in the jurisdiction where the violation occurred, which can adversely impact our business.

Our businesses are subject to stringent regulation and examination by U.S. federal and state governmental and regulatory agencies and self-regulatory organizations (including securities exchanges), and by non-U.S. governmental and regulatory agencies and self-regulatory organizations. In addition, our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We have established policies, procedures and systems designed to comply with these regulatory and operational risk requirements. However, as a global financial services institution, we face complexity and costs in our worldwide compliance efforts. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms, or other systems or controls, and from external events, which could have a material impact on our future results of operations. Also, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers or maintain access to capital markets, or could result in enforcement actions, fines, penalties and lawsuits.

If, for regulatory reasons, we are limited in our ability to invest additional capital in subsidiaries outside the United States, we may not be able to stay competitive in those markets, and our business could suffer.

Federal laws and related regulations limit the amount that banks, including State Street Bank, may invest in non-U.S. subsidiaries. This limitation could affect the pace of future international expansion by State Street Bank through this type of subsidiary.

Investigations into the financial services industry can adversely affect our business.

We are broadly involved with the global securities industry including, in particular, the mutual fund industry. Financial reporting irregularities involving large and well-known companies, and governmental and regulatory investigations of securities and mutual fund industry practices and behavior, may have adverse effects on us in ways that are not predictable. Governmental and regulatory agencies have sought information from us in connection with investigations relating to that industry that has resulted in additional expenses and staffing resources in providing responses.

If the business continuity and disaster recovery plans that we have in place are not adequate to continue our operations in the event of a disaster, the business disruption can adversely impact our operations.

External events, including terrorist or military actions, or an outbreak of disease, such as Asian Influenza, or “bird flu,” and resulting political and social turmoil could cause unforeseen damage to our physical facilities, or could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. Additionally, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be adversely affected.

If we are not able to anticipate and keep pace with rapid changes in technology, or do not respond to rapid technological changes in our industry, or if growth in the use of technology in business is not as rapid as in the past, our business can be adversely affected.

Technological change often creates opportunities for product differentiation and reduced costs, as well as the possibility of increased expenses. Developments in the securities processing industry, including shortened settlement cycles and straight through processing, will result in changes to existing procedures. Alternative delivery systems have emerged, including the widespread use of the Internet. Our financial performance depends, in part, on our ability to develop and market new and innovative services, and to adopt or develop new technologies that differentiate our products or provide cost efficiencies. The risks inherent in this process include rapid technological change in the industry, our ability to access technical and other information from customers, and the significant and ongoing investments required to bring new services to market in a timely fashion at competitive prices. A further risk is the introduction by competitors of services that could replace or provide lower-cost alternatives to our services.

If we are unsuccessful in protecting our proprietary rights, or if we are found to have violated the proprietary rights of others, we can experience a decline in revenue or an increase in expenses.

We use trademark, trade secret, copyright, patent and other proprietary rights procedures to protect our technology. Despite these efforts, we cannot be certain that the steps taken by us to prevent unauthorized use of proprietary rights are sufficient to prevent misappropriation of technology, particularly outside the United States where laws or law enforcement practices may not protect proprietary rights as fully as in the U.S. In addition, no assurance can be given that the courts will adequately enforce contractual agreements that we have entered into to protect our proprietary technology. If any of our proprietary information were misappropriated by, or otherwise disclosed to, our competitors, our competitive position could be adversely affected. In the event a third party asserts a claim of infringement of its proprietary rights, obtained through patents or otherwise, against us, we may be required to spend significant resources to defend against such claims, develop a non-infringing program or process, or obtain a license to the infringed process.

If our access to the capital markets is limited, our capital resources and liquidity could be adversely affected.

We depend on access to global capital markets to provide us with sufficient capital resources and liquidity to meet our commitments and business needs and accommodate the transaction and cash management needs of our customers. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of debt purchasers, depositors or counterparties participating in the capital markets in general or with us in particular, or a downgrade of our debt rating, may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity.

If there is a significant economic downturn in either a country or a region, or the failure of a significant individual counterparty, our credit and counterparty risk profile could be adversely affected and result in loss.

Our focus on large institutional investors and their businesses requires that we assume credit and counterparty risk, both on- and off-balance sheet, in a variety of forms. We provide, on a limited basis, traditional loan products to customers, based upon credit quality and other factors. We also provide customers with off-balance sheet liquidity and credit enhancement facilities in the form of letters of credit, lines of credit and liquidity asset purchase agreements, subject to credit analysis and an approval and review process. We invest in financial instruments, including investment securities and derivative instruments, which are also subject to risk management processes.

The credit quality of our on- and off-balance sheet exposures may be affected by many factors, such as economic and business conditions or deterioration in the financial condition of an individual counterparty or group of counterparties. In the event of poor economic conditions in a particular country or region, or the failure of a significant counterparty or group of counterparties, there is a greater likelihood that more of our customers or counterparties could become delinquent on their loans or other obligations to us, or that the special purpose entities we administer could experience deterioration in asset performance. This could result in higher levels of credit related losses, which could adversely affect our earnings.

STATE STREET CORPORATION

We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a financial holding company. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:

	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.70x	2.24x	2.41x	2.48x	1.50x

Under SEC regulations and for the purposes of calculating these ratios, earnings consist primarily of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and the interest component of rental expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries’ funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries. We and State Street Bank regularly investigate possible acquisitions.

DESCRIPTION OF DEBT SECURITIES

The senior debt securities will be issued under an indenture dated as of August 2, 1993 (the senior indenture) between us and U.S. Bank National Association, as successor senior trustee. The subordinated debt securities (other than the junior subordinated debentures) will be issued under an indenture dated as of June 15, 2000 (the subordinated indenture) between us and J.P. Morgan Chase & Co., as subordinated trustee and as successor in interest to Bank One Trust Company, N.A. A copy of each indenture is included as an exhibit to the registration statement that contains this prospectus.

The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under “—Subordinated Debt Securities—Subordination” beginning on page 15. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We expect from time to time to incur additional indebtedness that may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by us or our subsidiaries, including indebtedness which may rank senior to the debt securities. The debt securities will not be secured.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

•	any fixed or variable interest rate or rates per annum;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•

any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•	any additional or different covenants that apply to any debt securities of the series; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Please see the accompanying prospectus supplement or the term sheet you have received or will receive for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a term sheet. We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Debt securities may be issued as original issue discount securities which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

The indentures provide that without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

•	to add any additional events of default, in the case of the senior indenture, and events of default or defaults, in the case of the subordinated indenture.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

The following are “events of default” under the senior indenture and “defaults” under the subordinated indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•	acceleration of other indebtedness of at least $20,000,000 of us or of State Street Bank, which is not annulled within 30 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other default or event of default provided with respect to debt securities of that series.

If an event of default under the senior indenture occurs and is continuing for any series of debt securities, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Under the subordinated indenture, an “event of default” is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an “event of default” resulting from bankruptcy, insolvency or reorganization. In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, including any sinking fund payment or analogous obligations, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. In the case of any default with respect to the subordinated debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities;

•	adding any additional events of default for the benefit of the holders of all or any series of debt securities;

•

adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the debt securities; and

•

evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under “Events of Default, Waiver and Notice” beginning on page 24.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures; and

•	certain other conditions are met.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. J.P. Morgan Chase & Co., as successor in interest to Bank One Trust Company, N.A., is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

Debt securities issued outside the United States may be subject to certain selling restrictions which will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock or Assets of State Street Bank

The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of State Street Bank.

This restriction does not apply to dispositions made by us or any subsidiary:

•	if such disposition or issuance is for fair market value as determined by our board of directors; and

•

if after giving effect to such disposition or issuance and any potential dilution, we and our wholly owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or any subsidiary which owns a principal constituent bank.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

We may terminate or “defease” our obligations under the indentures of any series of debt securities, provided that certain conditions are met, including:

•

we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

•	no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

•	the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all “other financial obligations,” (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, no payment may be made on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities. By reason of the obligation of the holders of subordinated debt securities to pay over any amount remaining after payment of senior indebtedness to persons in respect of our other financial obligations, in the event of insolvency, holders of our existing subordinated indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•

all of our “indebtedness” (as defined below), except (A) subordinated debt securities issued under the subordinated indenture, (B) such indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.

The term indebtedness means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

•	for borrowed money; or

•	incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, other financial obligations means:

•	our obligations under direct credit substitutes;

•	our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

•	any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

•

all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities, including our existing subordinated indebtedness.

As of December 31, 2005, we had approximately $1,985,000,000 in subordinated debt outstanding and approximately $674,000,000 of senior indebtedness and other financial obligations outstanding.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

The subordinated debt securities shall rank equal in right of payment with each other and with our existing subordinated indebtedness, subject to the obligations of the holders of subordinated debt securities to pay over amounts remaining after payment of senior indebtedness to persons in respect of other financial obligations.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by State Street, as depositor of each trust, and the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety (each as so amended and restated, a trust agreement) prior to the issuance of capital securities by the trust, substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•	issuing the capital securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the capital securities and the common securities (together, the trust securities) in junior subordinated debentures; and

•	engaging in only those activities necessary or incidental thereto.

All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by State Street as holder of the common securities. The trustees of each trust will be J.P Morgan Chase and Co. (as successor in interest to Bank One Trust Company, N.A.), as the property trustee, Chase Bank USA, National Association, as the Delaware trustee and two individual trustees, the administrative trustees, who are employees or officers of or affiliated with State Street. J.P. Morgan Chase & Co., as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. J.P. Morgan Chase & Co. will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Capital Securities Guarantees” and “Description of the Junior Subordinated Debentures.”

The holder of the common securities of each trust, or the holders of a majority in liquidation amount of the trust’s capital securities if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may be terminated earlier as provided in the applicable trust agreement.

State Street will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o State Street Bank and Trust Company, N.A., Two World Financial Center, 225 Liberty Street, New York, New York 10281, telephone number (917) 790-4000.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, dated as of December 15, 1996, as supplemented from time to time between us and J.P. Morgan Chase & Co. (as successor in interest to Bank One Trust Company, N.A.), as trustee, who we refer to as the debenture trustee. The junior subordinated indenture is qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular capital securities being offered. The following description is not intended to be complete and is qualified by the junior subordinated indenture, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination” below. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated indentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any debt securities of the series;

•

any additions or changes to the junior subordinated indenture with respect to such junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of State Street or a holder to convert or exchange the junior subordinated debentures into capital securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than U.S. dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special U.S. federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Additional Interest

If, at any time a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the city of New York or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may, at any time, designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

Tax event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by State Street on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for

U.S. federal income tax purposes, or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Investment company event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

Capital treatment event means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable capital securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable capital securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

•

there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

(1)	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

(2)	as a result of an exchange or conversion of any class or series of our capital stock for any capital stock of our subsidiaries or for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(3)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(4)	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

(5)	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•

we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior to the junior subordinated debentures of such series.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

•	such transaction is permitted under the related trust agreement and guarantee; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of State Street.

If an event of default (other than specified events of bankruptcy, insolvency or reorganization) under the junior subordinated indenture shall occur and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related capital securities shall have such right. If an event of default arising from specified events of bankruptcy, insolvency or reorganization shall occur, the principal amount of the junior subordinated debentures of that series then outstanding shall automatically become immediately due and payable.

Under certain circumstances, the holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

The holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except (i) a default in payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee) or (ii) a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

The holders of a majority of the principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

If a debenture event of default shall have occurred and be continuing, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.”

If the junior subordinated debentures are distributed to the holders of the capital securities, we will use our best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the capital securities are then listed or quoted.

Modification of Junior Subordinated Indenture

From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

•	adding to the covenants of State Street for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•

changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related capital securities;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; and

•	qualifying the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by a trust or a trustee of a trust, no modification maybe made that adversely affects the holders of the related capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust securities of that trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the capital securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of capital securities in connection with any such direct action.

The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. Please see “Description of the Capital Securities—Events of Default; Notice.”

Defeasance and Discharge

The junior subordinated indenture provides that when:

(1)	all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

(2)	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

(3)	we have paid all other sums payable under the indenture by us; and

(4)	we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of State Street’s business.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Debt means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•	every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Senior debt means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•	any debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

•	any debt of State Street to any of its subsidiaries;

•	any debt to any of our employees;

•

any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

State Street may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related capital securities. In each such instance, concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to such trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture. events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Capital Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest proceeds terminating on or prior to the date of redemption.

We will covenant, as to each series of corresponding junior subordinated debentures:

(1)	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

(2)	not to voluntarily terminate, windup or liquidate any trust, except, if so specified in the applicable prospectus supplement and upon prior approval of the Federal Reserve (if required):

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

•

in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either such case, if so specified in the applicable prospectus supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies; and

(3)	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

D ESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, J.P. Morgan Chase & Co., will act as trustee for the capital securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

Set forth below is a summary of the material terms and provisions of the capital securities. This summary, which describes the material provisions of the capital securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Business Trust Act and the Trust Indenture Act.

General

The declaration of trust authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the capital securities. However, if an event of default under a trust’s trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the capital securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by us for the benefit of the holders of a trust’s trust securities, each a guarantee, will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the related trust does not have funds on hand available to make such payments. Please see “Descriptions of the Capital Securities Guarantees.”

Distributions

Distributions on the capital securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a distribution date. The term distribution includes any interest payable on unpaid distributions unless otherwise stated.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, pursuant to which we will issue the corresponding junior subordinated debentures, to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series (an extension period), provided that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

As a consequence of any such deferral, distributions on the related capital securities would be deferred, but would continue to accumulate additional distributions at the rate per annum, if any, set forth in the prospectus supplement for such capital securities, by the trust during any extension period. If we exercise our deferral right, then during any extension period, we may not:

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•

as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The revenue of each trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. Please see “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of the Capital Securities Guarantees.”

Distributions on the capital securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under “Global Securities—Book-Entry Issuance.” In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. Please see “Description of Junior Subordinated Debentures—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related capital securities and the common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). Please see “Description of Junior Subordinated Debentures—Redemption.”

If any tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities shall occur and be continuing, then within 90 days of such occurrence we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of such capital securities and common securities in whole, but not in part, at the redemption price. In the event a tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such capital securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such capital securities and common securities in exchange therefor upon liquidation of the trust as described below, such capital securities will remain outstanding.

Like amount means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

Liquidation amount means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debentures

We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related capital securities and common securities issued by such trust to be distributed to the holders of such related capital securities and common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:

•	such series of capital securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of such series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

•

any certificates representing such series of capital securities not held by The Depository Trust Company (DTC) or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of capital securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot assure you as to the market prices for the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution and liquidation of a trust were to occur. Accordingly, the capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such capital securities. Please see “Global Securities—Book-Entry

Issuance.” If such capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such capital securities.

Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of such capital securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such capital securities will cease, except the right of the holders of such capital securities to receive the redemption price and any distribution payable in respect of such capital securities on or prior to the redemption date, but without interest; and

•	such capital securities will cease to be outstanding.

In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under “Description of the Capital Securities Guarantees,” distributions on such capital securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such capital securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable recordholders as they appear on the register for such capital securities on the relevant record date. However, if any capital securities are not in book-entry form, the relevant record date for such capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular capital securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of capital securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the capital securities selected for redemption and the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each trust’s capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding capital securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of such trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of State Street;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve such trust, subject to our having received prior approval of the Federal Reserve, if required;

•	redemption of all of the trust’s capital securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its capital securities shall be paid on a pro rata basis. The holder(s) of such trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a trust event of default) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by such trust (please see “Description of the Junior Subordinated Debentures—Events of Default, Waiver and Notice”);

•	the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement, other than a covenant or warranty of default in the performance of which or the breach of which is dealt with above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of such trust’s capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the capital securities of such trust shall have a preference over such trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities and without the consent of the administrative trustees, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

(1)	expressly assumes all of the obligations of such trust with respect to the capital securities, or

(2)	substitutes for the capital securities other securities having substantially the same terms as the capital securities, the successor securities, so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(1)	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

(2)	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Capital Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

We and the administrative trustees may amend each trust agreement without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities:

•

to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•

to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Any such amendments will become effective when notice thereof is given to the holders of trust securities.

We, the administrative trustees and the property trustee may amend each trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for a trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under such trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

Pursuant to the trust agreement of each trust, we, as depositor, agree to pay:

•	all debts and other obligations of each trust (other than with respect to the capital securities);

•

all costs and expenses of each trust (including costs and expenses relating to the organization of each trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of each trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each trust might become subject.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of State Street for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of capital securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the capital securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the capital securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of each trust.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

Set forth below is a summary of information concerning the capital securities guarantees that we will execute and deliver for the benefit of the holders of capital securities. Each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act. J.P. Morgan Chase & Co. will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each capital securities guarantee will be those set forth in the capital securities guarantee and those made part of the capital securities guarantee by the Trust Indenture Act. The summary of the material terms of the capital securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of capital securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the capital securities of the applicable trust.

General

Pursuant to and to the extent set forth in the capital securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as guarantee payments, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any capital securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

(1)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment; and

(2)	the amount of assets of the trust remaining for distribution to holders of the capital securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the capital securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the trust to pay such amounts to such holders.

The capital securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. Please see “—Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures, the indentures and the trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the capital securities guarantees, except that upon an event of default under the indenture, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantees

Each capital security guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debentures; and

•	equally with all other capital security guarantees that we issue.

Each capital securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each capital securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

The capital securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantees

Each capital securities guarantee will terminate upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of such trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Events of Default

An event of default under a capital securities guarantee will occur if we fail to perform any payment or other obligations under the capital securities guarantee.

The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the capital securities guarantee. Any holder of capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the capital securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the capital securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The capital securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

As set forth in the trust agreements, the sole purpose of the trusts is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•

under the junior subordinated indenture, we will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•	the trust agreements further provide that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. Each capital securities guarantee is a subordinated guarantee in relation to the capital securities. The capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. Please see “Description of the Capital Securities Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

The capital securities guarantees cover the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreements allow the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

A holder of capital securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.

We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. If we fail to make payments under the capital securities guarantees, the holders of the capital securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the capital securities guarantees, any holder of capital securities may directly sue us to enforce the guarantee trustee’s rights under the capital securities guarantees. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the capital securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the capital securities guarantee or (2) sue the trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the capital securities. Please see “Description of the Capital Securities Guarantees—General.”

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in such trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from such trust (or from us under the applicable guarantee) if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related capital securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. Please see “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trusts’ obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation which will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, Computershare, an affiliate of State Street, will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF COMMON STOCK

General

We have 500,000,000 shares of authorized common stock, $1.00 par value per share, of which 335,192,584 shares were outstanding as of January 31, 2006.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock has, or upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange, the Boston Stock Exchange and the Archipelago Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Shareholders’ Rights Plan

In 1988, State Street declared a dividend of one preferred share purchase right for each outstanding share of common stock pursuant to a Shareholders’ Rights Agreement. On June 18, 1998, State Street adopted an amendment to the Rights Agreement and has restated the Rights Agreement. Under the Amended and Restated Rights Agreement, a right may be exercised, under certain conditions, to purchase one four-hundredths share of a series of participating preferred stock at an exercise price of $265, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 10% or more of State Street’s common stock or after commencement or public announcement of an offer for 10% or more of State Street’s common stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of common stock, of either State Street or of the acquiror, having a market value of two times the then current exercise price of that right.

The rights expire in September 2008, and may be redeemed at a price of $.0025 per right at any time prior to expiration or the acquisition of 10% of State Street’s common stock. Under certain circumstances, the rights may be redeemed after they become exercisable and may be subject to automatic redemption.

The Rights Agreement may have the effect of delaying, deferring or preventing a change in control of State Street Corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, an affiliate of State Street.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii)  merging or consolidating with us.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

GLOBAL SECURITIES

General

The debt securities and the capital securities may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such securities, will be DTC. Global capital securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in certificated form, a global security may not be transferred except as a whole in the following manner:

•	by the depository for such global security to a nominee of such depository, or

•	by a nominee of such depository to such depository or another nominee of such depository, or

•	by such depository or any such nominee to a successor of such depository or a nominee of such successor, or

•	in the manner provided below under “—Book-Entry Issuance.”

The specific terms of the depository arrangement with respect to any debt securities or capital securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of a global security and the deposit of such global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security, or, in the case of capital securities, the respective aggregate liquidation amounts of the capital securities represented by such global security, to the accounts of persons that have accounts with such depository (each such person, a participant), which may include Euroclear and Clearstream. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or capital securities or by us if we have offered and sold such debt securities or capital securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities or capital securities represented by such global security for all purposes under the applicable indenture or trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or capital securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture or trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or trust agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture or trust agreement, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of or premium, if any, and interest, if any, on debt securities or distributions or other payments on capital securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities or capital securities. None of State Street, the trustee for such securities, any paying agent for such securities, the property trustee or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that the depository for a series of capital securities or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global capital security representing any of such capital securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global capital security for such capital securities as shown on the records of such depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in any such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Unless otherwise specified in the applicable prospectus supplement, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

(a)	such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

(b)	there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

(c)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.

Unless otherwise specified in the applicable prospectus supplement, if a depository for a series of capital securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the trust within 90 days, the trust will issue individual capital securities of such series in exchange for the global capital security representing such series of capital securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such capital securities, determine not to have any capital securities of such series represented by one or more global capital securities and, in such event, will issue individual capital securities of such series in exchange for the global capital security or securities representing such series of capital securities. Further, if the trust so specifies with respect to the capital securities of a series, an owner of a beneficial interest in a global capital security representing capital securities of such series may, on terms acceptable to the trust, the property trustee and the depository for such global capital security, receive individual capital securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such capital securities. In any such instance, an owner of a beneficial interest in a global capital security will be entitled to a physical delivery of individual capital securities of the series represented by such global capital security equal in liquidation amount to such beneficial interest and to have such capital securities registered in its name.

Book-Entry Issuance

We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee. DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities. One or more fully registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.

We also expect DTC to act as securities depository for all of the capital securities, unless otherwise specified in the prospectus supplement. The capital securities will be issued only as fully registered securities registered in the name of Cede & Co. One or more fully registered global certificates will be issued for the capital securities of each trust, representing in the aggregate the total number of such trust’s capital securities, and will be deposited with the property trustee as custodian for DTC.

In this prospectus and the accompanying prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities or capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities or capital securities on DTC’s records. The ownership interest of each actual purchaser of each debt security or capital security (each a beneficial owner) is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased their securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in their securities, except in limited circumstances.

Transfers between participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross market transaction will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities or capital securities in DTC, and making or receiving payment in accordance with normal procedures.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a debt security or capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a debt security or capital security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

Links have been established among DTC, Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. to facilitate the initial issuance of the debt securities and capital securities sold outside of the United States and cross market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When debt securities or capital securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities or capital securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the debt securities or capital securities will appear on the next day.

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities or capital securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities or capital securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including U.S. dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC.

Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the “Euroclear Clearance System”. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking Commission and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

DTC has no knowledge of the actual beneficial owners of the debt securities or capital securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities or capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities or capital securities. If less than all of the debt securities are being redeemed, or less than all of a trust’s capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the debt securities and capital securities is limited to the holders of record of the debt securities and capital securities, respectively, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities or capital securities, as applicable. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities or capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities and capital securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust thereof (in the case of capital securities) or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such debt securities will be printed and delivered.

DTC may also discontinue providing its services as securities depository with respect to any of the capital securities at any time by giving reasonable notice to the relevant trustee and to us. In the event that a successor securities depository is not obtained, definitive capital security certificates representing such capital securities are required to be printed or delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in liquidation preference of capital securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such capital securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system, Euroclear and Clearstream has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell securities:

•	to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

•	through one or more agents, which may be affiliates; or

•	directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray LLP for State Street and the trusts. Truman S. Casner, a partner of Ropes & Gray LLP, is a director of State Street. Mr. Casner owns beneficially a total of 53,347 shares of common stock of State Street. Ropes & Gray LLP performs services for State Street from time to time. Ropes & Gray LLP will rely on Richards, Layton & Finger, P.A. as to all matters of Delaware law.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, and State Street Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.